BY-LAWS

                                       OF

                        ELDORADO GOLD & EXPLORATION, INC.
                             (A Florida corporation)


                                    ARTICLE I
                               STOCK CERTIFICATES

         1.1 ISSUANCE. Every holder of shares in this corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

         1.2 FORM. Certificates representing shares in this corporation shall be signed by the president or vice president and a secretary or an assistant secretary and may be sealed with the seal of this corporation or facsimiles if the certificate is manually signed on behalf of a transfer agent or registrar, other than the corporation itself or an employee of the corporation. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

         Every certificate representing shares which are restricted as to sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of such restrictions.

         Each certificate representing shares shall state upon the face thereof:
The name of the corporation; that the corporation is organized under the laws of this State; the name of the person or persons to whom it is issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or statement that the shares are without par value.

         1. 3 TRANSFER OF STOCK. The stock of the corporation shall be assignable and transferable on the books of the corporation only by the person in whose name it appears on said books, his legal representatives or by his duly authorized agent. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the secretary. In all cases of transfer, the former certificate must be surrendered and cancelled before a new certificate is issued.

         1.4. LOST, STOLEN OR DESTROYED CERTIFICATES. If a shareholder shall have claimed to have lost or destroyed a certificate or certificates of stock issued by the corporation, the board of directors may direct, at its discretion, a new certificate or certificates issued, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed, and upon the deposit of a bond or other indemnity in such amount and with such surety, if any, as the board may require.

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         1.5 FRACTIONAL  SHARE INTEREST.  The corporation  may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interest by those entitled thereto; or (2) pay in cash the fair value of fractions of a share as to the time when those entitled to receive such fractions are determined; or (3) issue script or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such script or warrants aggregating a full share. A certificate for a fractional share shall, but script or warrant shall not unless otherwise provided therein, entitle the holder to exercise voting rights, receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. 9he board of directors may cause script or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which script or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of script or warrants, or subject to any other conditions which the board of directors may impose.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

         2.1 ANNUAL MEETING. The annual meting of the shareholders of this corporation shall be held sixty (60) days after the receipt of the financial statements of the preceding fiscal year at a place designated by the board of directors of the corporation. The annual meeting of the shareholders for any year shall be held no later than thirteen (13) months after the last preceding annual meeting of shareholders. Business transacted at the annual meeting shall include the election of directors of the corporation.

         2.2 SPECIAL MEETINGS. Special meetings of the shareholders shall be held when directed by the president or the board of directors or when requested in writing by the holders of not less than ten percent (10%) of the shares entitled to vote at the meeting. A meeting requested by shareholders shall be called for a date not less than ten (10) nor more than sixty (60) days after the request is made, unless the shareholders requesting the meeting designate a later date. The secretary shall issue the call for the meeting, unless the president, board of directors or shareholders requesting the meeting shall designate another person to do so.

         2.3. PLACE. Both annual and special meetings of shareholders may be held within or without the State of Florida.

         2.4 NOTICE. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting, either personally or by first class mail, by or at the direction of the president, the secretary or the officer or person calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         2.5 NOTICE OF ADJOURNED MEETINGS. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting to which the adjournment is taken, and at the adjournment meeting, any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment, the board of directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

         2.6 CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or in order to make a determination of shareholders for any other purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

         In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

         If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

         Once a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the board of directors fixes a new record date for the adjourned meeting.

         2.7 SHAREHOLDER QUORUM AND VOTING. The majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such items of business by that class or series.

         If a quorum is present, an affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law.

         After a quorum has been established at the shareholders meetings, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

         2.8 CONDUCT OF MEETING. The meeting of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting, the chairman of the board, if any; the vice chairman of the board, if any; the president; a vice president, or, if none of the foregoing is in office, present and acting, by a chairman to be chosen by the shareholders. The secretary of the corporation, or in his absence, an assistant secretary, shall act as secretary of every meeting, but if neither the secretary nor an assistant secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

         2.9 VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at the meeting of shareholders. Treasury shares, share of stock of this corporation owned by another corporation (the majority of the voting stock of which is owned or controlled by this corporation), and shares of stock of this corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any such meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

         At each election for directors, every shareholder entitled to vote at election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

         Such shareholder shall not have the right to accumulate his votes by giving one candidate as many votes as the number of directors to be elected at that time multiplied by the number of his shares, or by distributing such votes on the same principle among any number of such candidates.

         Shares standing in the name of another corporation, the officer may vote domestic or foreign, agent or proxy designated by the by-laws of the corporate shareholder; or in the absence of any applicable by-laws, by such person as the board of directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the by-laws or other instrument of the corporate shareholder. In the absence of any such designation, or in the case of conflicting designation by the corporate shareholder, the chairman of the board, president, any vice president, secretary and treasurer of the corporate shareholder shall be presumed to possess, in that-order, authority to vote such shares.

         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name

         2.10  PROXIES.  Every  shareholder  entitled  to vote at a  meeting  of shareholders or to express consent or dissent without a meeting or a shareholder's duly authorized attorney- in-fact may authorize another person or persons to act for him by proxy.

Every proxy must be signed by the shareholder or his attorney-in-fact. A signed proxy is presumed valid. No proxy shall be valid after the expiration of eleven
(11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law, and such counterpart and such copy of such record, shall be subject to examination by any holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

         The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or such death is received by the corporate officer responsible for maintaining the list of shareholders.

         If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meting, or if only one is present, then that one may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

         If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

         2.11 'VOTING TRUSTS. Any number of shareholders of this corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law, where the counterpart of a voting trust agreement and the copy of the record of the holders of a voting trust certificate has been deposited with the corporation as provided by law, such documents shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, if authority so to do be continued in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee or his nominee shall be entitled to vote the shares so transferred.

         On and after the date on which written notice of redemption or redeemable shares has been mailed to the holders thereof in a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefore, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

         2.12 SHAREHOLDERS' AGREEMENTS. Two or more shareholders of this corporation may enter an agreement providing for the exercise of voting rights in the manner provided in agreement or relating to any phase of affairs of the corporation as provided by law. Nothing therein shall impair the right of this corporation to treat the shareholders of record as entitled to vote the shares standing in their names.

         2.13 ACTION BY SHARHOLDERS WITHOUT A MEETING. Any action required by law, these by-laws, or the Articles of Incorporation of this corporation, to be taken at any annual or special meeting of shareholders of the corporation, or any action which way be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without vote, if a consent in writing, setting forth the action so taken, shall be signed by the shareholders of outstanding stock having less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required by the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

         Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders that have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which the dissenters rights are provided for by law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with the further provisions of law regarding the rights of dissenting shareholders.

                                   ARTICLE III
                                    DIRECTORS

         3.1 FUNCTIONS All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of the board of directors.

         3.2 QUALIFICATION. Directors need not be residents of this state or shareholders of this corporation.

         3.3 COMPENSATION. The board of directors shall have the authority to fix the compensation of directors.

         3.4 DUTIES OF DIRECTORS A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

         In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

                (a) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

                (b) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence; or

                (c) A committee of the board upon which he does not serve, duly designated in accordance with the provisions of the Articles of Incorporation or the by-laws, as to matters within its designated authority, which committee the director reasonably believes to merit competence.

         A director shall not be considered to be acting in good faith if he has knowledge of the matter in question that would cause such reliance described above to be unwarranted.

         A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of this corporation.

         3.5 PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of its board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

         3. 6 NUMBER. This corporation shall have a minimum of one director and a maximum of fifteen (15) directors. The number of directors may be increased or decreased from time to time by amendment to these by-laws, but no decrease shall have the effect of shortening the terms of any incumbent director.

         3.7 ELECTION AND TERM. Each person named in the Articles of Incorporation as a member of the initial board of directors, shall hold office until the first annual meeting of shareholders, and until a successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

         At the first annual meeting of the shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

         3.8 VACANCIES. Any vacancies occurring in the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

         3.9 REMOVAL OF DIRECTORS - At a meeting of the shareholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

         3.10 QUORUM IN VOTING. - A majority of the number of directors fixed by these by-laws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

         3.11 DIRECTOR CONFLICTS OF INTEREST. No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose if:

                (a) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

                (b) The fact of such' relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

                (c) The contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the board, committee or the shareholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof, which authorizes, approves or ratifies such contract or transaction.

         3.12 EXECUTIVE AND OTHER COMMITTEES. The board of directors, by resolution adopted by a majority of a full board of directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution shall have and may exercise all the authority of the board of directors, except that no committee shall have the authority to:

                (a) Approve or recommend to shareholders actions or proposals required by law to be approved by shareholders;

                (b) Designate candidates for the office of directors, for the purposes of proxy solicitation or otherwise.

                (c) Fill vacancies in the board of directors or any committee thereof;

                (d)    Amend the by-laws;

                (e) Authorize or approve the re-acquisition of shares unless pursuant to a general formula or method specified by the board of directors; or

                (f) Authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, except that the board of directors, having acted regarding general authorization of the issuance for sale of shares, or any contract therefore, and, in the case of a series, the designation thereof my, pursuant to a general formula or method specified by the board of directors, by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for sale of the shares and to f ix the terms upon which said shares may be issued or sold, including without limitation, the price, the rate or manner of payment or dividends, provisions for redemption, sinking fund, conversion, voting of preferential rights and provisions for other features of a class of shares, or series of a class of shares, with full power of such committee to adopt any final resolution setting forth all the terms thereof and to authorize a statement of the terms of a series for filing with the Department of State.

         The board of directors, by resolution adopted in accordance with this section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

         3.13 PLACE OF MEETINGS. Regular and special meetings by the board of directors may be held within or without the State of Florida. Meetings shall be held at such place as shall be fixed by the board.

         3.14 TIME, NOTICE AND CALL OF MEETINGS. Regular meetings of the board of directors shall be held without notice on the first Monday of the first week of June each year. Written notice of the time and place of special meetings of the board of directors shall be given to each director by either personal delivery, telegram or cablegram at least two (2) days before the meeting or by notice mailed to the director at least five (5) days before the meeting.

         Notice of a meeting of the board of directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all obligations to the place of the meeting, the time of the meeting or the manner in which it has been called or convened, except when a director states, at the beginning of a meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

         Neither the business to be transacted at nor the purpose of any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the board of directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

The chairman of the board may call meetings of the board of directors, by the president of the corporation or by any one or more directors.

         Members of the board of directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         3.15 ACTION WITHOUT A MEETING. Any action required to be taken at a meeting of the directors of the corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent shall have the same effect as a unanimous vote.

                                   ARTICIE IV
                                    OFFICERS

         4.1 OFFICERS. The officers of this corporation consist of a president, a secretary and a treasurer, each of whom shall be elected by the board of directors. Such other officers and assistant officers and agents as my be deemed necessary may be elected or appointed by the board of directors from time to time. Any two or more off ices may be held by the same person. The failure to elect a president, secretary or treasurer shall not affect the existence of this corporation.

         4.2 DUTIES. The officers of this corporation shall have the following duties:

         PRESIDENT: The president shall be the chief executive officer of the corporation, shall have general and active management of business and affairs of the corporation subject to the directions of the board of directors and shall preside at all meetings of the shareholders.

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         SECRETARY:  The secretary  shall have custody of, and maintain,  all of the corporate records except the financial records; shall record the minutes of all meetings of the shareholders and board of directors, send all notices of meetings out, and perform such other duties as may be prescribed by the board of directors or the president.

         TREASURER: The treasurer has the custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of the shareholders and whenever else required by the board of directors or the president, and shall perform such other duties as may be prescribed by the board of directors or the president.

         4. 3 REMOVAL OF OFFICERS - Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever, in its judgment, the best interests of the corporation will be served thereby.

         Any officer or agent elected by the shareholders may be removed only by vote of the shareholders, unless the shareholders shall have authorized the directors to remove such officer or agent.

         Any vacancy, however occurring, in any of f ice may be filled by the board of directors, unless the by-laws shall have expressly reserved such powers to the shareholders.

         Removal of any officer shall be without prejudice to the contracts rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

                                    ARTICLE V
                                BOOKS AND RECORDS

         5.1 BOOKS AND RECORDS. This corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, board of directors and committees of directors.

         This corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all the shareholders and the number, or class and series, if any, of the shares held by each.

         Any books, records and minutes may be written form or in any other form capable of being converted into written form within a reasonable time.

         5.2 SHAREHOLDERS' INSPECTION RIGHTS. Any person who shall have been a holder of record of shares or of voting trust certificates therefore at least six (6) months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent (5%) of the outstanding shares of any class or series of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any purposes if relevant, books and records of account, minutes and records of shareholders and to make extracts therefrom.

         5.3 FINANCIAL INFORMATION. Not later than four (4) months after the close of each fiscal year, this corporation shall prepare a balance sheet showing in reasonable detail the financial conditions of the corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the corporation during its fiscal year.

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         Upon  written  request  of any  shareholder  or holder of voting  trust certificates for shares of the corporation, the corporation shall mail to such shareholder or holder of voting trust certificates a copy of the most recent such filed sheet and profit loss statement.

         The balance sheets and profit and loss statements shall be filed in the registered of f ice of the corporation in this State, shall be kept for at least five (5) years and shall be subject to inspection during the business hours by any shareholder or holder of voting trust certificates, in person or by agent.

                                   ARTICLE VI
                                    DIVIDENDS

         The board of directors of this corporation may, from time to time, declare and the corporation may pay, dividends on its shares in cash, property or its own shares, except when the corporation is insolvent or when the payment thereof would be contrary to any restrictions contained in the Article of Incorporation, subject to the following provisions:

                (a) Dividends in cash or in property may be declared and paid, except as otherwise provided in this section, only out of the unreserved and unrestricted earned surplus of the corporation or out of capital surplus, howsoever arising but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from such surplus shall be disclosed to the shareholders receiving the same concurrently with the distribution.

                (b) Dividends may be declared and paid in the corporation's own treasury shares.

                (c) Dividends may be declared and paid in the corporation's own authorized by unissued shares out of any unreserved and unrestricted surplus of the corporation upon the following conditions:

         (1) If a dividend is payable in shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend;

          (2) If a dividend is payable in shares without par value, such shares shall be issued as such stated values that shall be fixed by the board of directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares in the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving such dividend concurrently with the payment thereof.

          (d) No dividends payable in shares of any class shall be paid the holders of shares of any other class unless the Articles of Incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.


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          (e) A split up or division of the unissued  shares of any class into a greater number of shares of the same class without increasing the stated capital of the corporation shall not he construed to be a share dividend within the meaning of this section.

                                  ARTICLE VII
                                 CORPORATE SEAL,

         The board of directors shall provide a corporate seal, which shall be circular in form and shall have inscribed thereon, the following:

                        ELDORADO GOLD & EXPLORATION, INC.

                        1980

                        Florida.
                                 ARTICLE VIII

                                    AMENDMENT

         These by-laws may be repealed or amended, and the board of directors may adopt new by-laws.